Exhibit 99.5


                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                   BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                       OF
                            IPALCO ENTERPRISES, INC.


                      7.375% Senior Secured Notes due 2008
                      7.625% Senior Secured Notes due 2011


                               (the "Old Notes")


To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:


     The undersigned hereby acknowledges receipt of the Prospectus dated
                 , 2002 (the "Prospectus") of IPALCO Enterprises, Inc., an Indiana corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

     $___________ of the 7.375% Senior Secured Notes due 2008
     $___________ of the 7.625% Senior Secured Notes due 2011

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

     $___________ of the 7.375% Senior Secured Notes due 2008
     $___________ of the 7.625% Senior Secured Notes due 2011

[ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that
(i) the holder is not an "affiliate" of the Company, (ii) any New Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

                                   SIGN HERE


Name of beneficial owner(s):___________________________________________________

Signature(s):__________________________________________________________________

Name(s) (please print):________________________________________________________

Address:_______________________________________________________________________

_______________________________________________________________________________

Telephone Number:______________________________________________________________

Taxpayer Identification or Social Security Number:_____________________________

_______________________________________________________________________________

Date:__________________________________________________________________________


                                       3